Exhibit 32.2

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Guaranty Bancshares, Inc. (the “Company”) for the six months ended June 30, 2018 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Clifton A. Payne, Chief Financial Officer & Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Clifton A. Payne
Clifton A. Payne
Chief Financial Officer & Director
Date: August 10, 2018